Exhibit 10.3

FORM OF TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

Stock Award Agreement

This Stock Award Agreement (this “Agreement”) is made as of August 28, 2025, by and between [NAME] (the “Recipient”) and Transportation and Logistics Systems, Inc. (the “Company”).

In consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Award of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby awards to the Recipient, effective as of the date of this Agreement, [●] shares of the Company’s Series J Senior Convertible Preferred Stock, par value $0.001 per share (the “Series J Preferred Stock”). The shares so awarded are hereinafter referred to as the “Shares,” which term shall also include any shares of the Company issued to the Recipient by virtue of his or her ownership of the Shares, by share dividend, share split or combination, recapitalization or otherwise.

2. Vesting. Subject to Section 2(b) hereof, the Shares shall vest immediately upon issuance.

3. Legends. Shares awarded under this Agreement may bear or contain, as applicable, such legends and notations as may be required by the Company’s articles of incorporation, any applicable supplement thereto or bylaws, each as in effect from time to time, or as the Company may otherwise determine appropriate.

Promptly following the request of the Recipient with respect to any Shares (or any other shares previously awarded to the Recipient), the Company shall take, at its sole cost and expense, all such actions as may be required to permit the Recipient to sell such shares including, as applicable and without limitation, providing to the Company’s transfer agent certificates of officers of the Company, and opinions of counsel and/or filing an appropriate registration statement, and taking all such other actions as may be required to remove the legends set forth above with respect to transfer and vesting restrictions from the certificates evidencing such shares and, if applicable, from the share books and records of the Company. The Company shall reimburse the Recipient, promptly upon the receipt of a request for payment, for all expenses (including legal expenses) reasonably incurred by the Recipient in connection with the enforcement of the Recipient’s rights under this paragraph.

4. Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by the Recipient by reason of an award of Shares, and the Recipient agrees that he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy his or her tax withholding obligations from time to time (including as Shares become vested).

5. Investment Representations. The Recipient hereto represents to the Company the following:

(a) The Recipient is aware of the Company’s business affairs and financial condition and will hold the Shares for investment for the Recipient’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). The Recipient does not have any present intention to transfer the Shares to any other person.

(b) The Recipient understands that the Shares have not been registered under the 1933 Act and further acknowledges and understands that the Shares must be held indefinitely unless the resale of the Shares are subsequently registered under the 1933 Act or an exemption from such registration is available. The Recipient further acknowledges and understands that the Company is under no obligation to register the Shares. The Recipient understands that any certificate or statement of book entry evidencing the Shares may be imprinted with a legend that prohibits the transfer of the Shares unless the Shares are registered or such registration is not required in the opinion of counsel for the Company.

(c) The Recipient further understands that at the time the Recipient wishes to sell the Shares there may be no public market upon which to make such a sale, and that an exemption from registration under the 1933 Act may not be available.

(d) The Recipient has either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect the Recipient’s own interests in connection with the acquisition of the Shares by virtue of the business or financial expertise of the Recipient or of professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(e) The Recipient understands that he or she may suffer adverse tax consequences as a result of his or her acquisition or disposition of the Shares. The Recipient represents that he or she has consulted any tax consultants he or she deems advisable in connection with the acquisition or disposition of the Shares and that he or she is not relying on the Company for any tax advice.

6. Miscellaneous.

(a) Amendments. Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by the Recipient and the Company; provided, however, that any change or modification that does not materially adversely affect the rights hereunder of the Recipient, as they may exist immediately prior to the effective date of such change or modification, may be adopted by the Company without an agreement in writing executed by the Recipient, and the Company shall give the Recipient written notice of such change or modification reasonably promptly following the adoption of such change or modification.

(b) Binding Effect of the Agreement. This Agreement shall inure to the benefit of, and be binding upon, the Company, the Recipient and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

(c) Provisions Separable. In the event that any of the terms of this Agreement shall be or become or is declared to be illegal or unenforceable by any court or other authority of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement, and all the remaining terms of this Agreement remain in full force and effect.

(d) Notices. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered by hand or by facsimile or sent by registered certified mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Recipient:	To the Recipient’s address as set forth on the signature page hereof.

To the Company:	Sebastian Giordano, CEO
Transportation and Logistics Systems, Inc.
5500 Military Trail, Ste 22-357
Jupiter, Florida 33458
Email: sebastian.giordano@tlss-inc.com

(e) Construction. The headings and subheadings of this Agreement have been inserted for convenience only, and shall not affect the construction of the provisions hereof. All references to sections of this Agreement shall be deemed to refer as well to all subsections which form a part of such section.

(f) Employment Agreement. This Agreement shall not be construed as an agreement by the Company or any affiliate of the Company to employ the Recipient.

(g) Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the principles of conflicts of law of such state.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed under seal, as of the date first above written.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:
Name:	Sebastian Giordano
Title:	Chief Executive Officer

RECIPIENT:

[NAME]
[ADDRESS]
[CITY], [STATE] [ZIP]

Schedule I to Form of Stock Award Agreement

Recipient	Number of Shares of Series J Preferred Awarded
Sebastian Giordano	4,000
Jill Czerniak	125
CFO Oncall, Inc.	350
Tasrin Ahmed	300

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